Goodwin Procter LLP Counsellors at Law Exchange Place Boston, MA 02109	T: 617.570.1000 F: 617.523.1231 goodwinprocter.com

July 31, 2009

Quantitative Group of Funds

55 Old Bedford Road

Lincoln, MA 01773

Re:	Quantitative Group of Funds
Post-Effective Amendment No. 41 to Registration Statement on Form N-1A
File Nos. 811-03790; 333-102055

Ladies and Gentlemen:

Reference is hereby made to the Post-Effective Amendment No. 41 to the Registration Statement on Form N-1A of Quantitative Group of Funds (the “Registrant”), being filed pursuant to Rule 485(b) under the Securities Act of 1933, as amended (the “Registration Statement”), together with the exhibits indicated as being filed therewith.

We hereby consent to the references to our firm as legal counsel for the Registrant in the Registration Statement. This consent shall not constitute an acknowledgment that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

Sincerely,

/s/ Goodwin Procter LLP

GOODWIN PROCTER LLP

LIBC/3647204.1